Microsoft Word 11.0.6568;77I): Terms of new or amended securities
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         The Service Shares Prospectus and Statement of Additional Information
relating to GSVIT's CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value, Growth Opportunities, Equity Index, International Equity, Government Income, Core Fixed Income and Money Market Funds, as filed with the Securities and Exchange Commission on November 4, 2005 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0000950123-05-013079), are incorporated herein by reference.